                                                                    EXHIBIT 99.1

                   STATION CASINOS, INC. MISSOURI OPERATIONS

                     INDEX TO COMBINED FINANCIAL STATEMENTS

                                                              PAGE
                                                              ----
Report of Independent Public Accountants....................  F-2
Combined Balance Sheets as of December 31, 1998, 1999, and
  September 30, 2000 (unaudited)............................  F-3
Combined Statements of Operations for the year ended March
  31, 1998, the nine months ended December 31, 1998 and the
  year ended December 31, 1999..............................  F-4
Combined Statements of Operations for the nine months ended
  September 30, 1999 and 2000 (unaudited)...................  F-5
Combined Statements of Cash Flows for the year ended March
  31, 1998, the nine months ended December 31, 1998 and the
  year ended December 31, 1999..............................  F-6
Combined Statements of Cash Flows for the nine months ended
  September 30, 1999 and 2000 (unaudited)...................  F-7
Notes to Combined Financial Statements......................  F-8

                   STATION CASINOS, INC. MISSOURI OPERATIONS
                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors and Stockholders of Station Casinos, Inc.:

      We have audited the accompanying combined balance sheets of Station Casinos, Inc. Missouri Operations (the "Company") as presented on the basis as described in Notes to Combined Financial Statements as of December 31, 1998 and 1999, and the related combined statements of operations and cash flows for the year ended March 31, 1998, for the nine months ended December 31, 1998 and for the year ended December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

      We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

      In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as presented on the basis as described in Notes to Combined Financial Statements as of December 31, 1998 and 1999, and the results of its operations and its cash flows for the year ended March 31, 1998, for the nine months ended December 31, 1998 and for the year ended December 31, 1999, in conformity with accounting principles generally accepted in the United States.

ARTHUR ANDERSEN LLP

Las Vegas, Nevada
August 24, 2000
(except with respect to the matter
discussed in Note 12, as to which
the date is November 29, 2000)

                   STATION CASINOS, INC. MISSOURI OPERATIONS
                            COMBINED BALANCE SHEETS
                             (AMOUNTS IN THOUSANDS)

                                                                DECEMBER 31,
                                                            ---------------------   SEPTEMBER 30,
                                                              1998        1999          2000
                                                            --------    ---------   -------------
                                                                                     (UNAUDITED)
                                             ASSETS
Current assets:
     Cash and cash equivalents............................  $ 19,390    $  21,212     $  21,564
     Accounts and notes receivable, net...................     1,706        1,998         1,728
     Inventories..........................................     1,596        2,173         1,973
     Prepaid expenses.....................................     1,905        2,063         3,006
     Deferred income tax..................................        --          760         1,182
                                                            --------    ---------     ---------
          Total current assets............................    24,597       28,206        29,453
Property and equipment, net...............................   557,278      409,986       400,637
Deferred income tax, net..................................    30,335       26,263        18,032
Other assets, net.........................................    20,826       17,602        18,406
                                                            --------    ---------     ---------
          Total assets....................................  $633,036    $ 482,057     $ 466,528
                                                            ========    =========     =========

                                 LIABILITIES AND DIVISION EQUITY

Current liabilities:
     Current portion of long-term debt....................  $  7,546    $   4,346     $   3,146
     Accounts payable.....................................     4,281        3,115         1,958
     Accrued payroll and related..........................     2,079        4,114         3,931
     Construction contracts payable.......................     2,201           --            --
     Accrued interest payable.............................     1,291          994           122
     Accrued progressives.................................     2,157        1,416         3,244
     Accrued gaming related...............................     1,503        1,771         1,537
     Deferred income tax..................................       211           --            --
     Accrued expenses and other current liabilities.......    11,019       14,307        10,182
                                                            --------    ---------     ---------
          Total current liabilities.......................    32,288       30,063        24,120
Long-term debt, less current portion......................     9,979        5,033         1,573
Long-term intercompany note payable, net..................   672,503      664,106       642,371
                                                            --------    ---------     ---------
          Total liabilities...............................   714,770      699,202       668,064
Division equity...........................................   (81,734)    (217,145)     (201,536)
                                                            --------    ---------     ---------
          Total liabilities and division equity...........  $633,036    $ 482,057     $ 466,528
                                                            ========    =========     =========

   The accompanying notes are an integral part of these combined statements.

                   STATION CASINOS, INC. MISSOURI OPERATIONS
                       COMBINED STATEMENTS OF OPERATIONS
                                 (IN THOUSANDS)

                                                FOR THE YEAR       FOR THE NINE         FOR THE YEAR
                                                   ENDED           MONTHS ENDED             ENDED
                                               MARCH 31, 1998    DECEMBER 31, 1998    DECEMBER 31, 1999
                                               --------------    -----------------    -----------------
                                                                   (SEE NOTE 1)
Operating revenues:
     Casino..................................     $231,477           $ 191,499            $ 278,554
     Food and beverage.......................       35,682              25,094               31,916
     Room....................................        5,549               4,548                5,992
     Other...................................       12,300               7,735               10,572
                                                  --------           ---------            ---------
       Gross revenues........................      285,008             228,876              327,034
     Promotional allowances..................      (12,326)             (9,303)             (12,386)
                                                  --------           ---------            ---------
       Net revenues..........................      272,682             219,573              314,648
                                                  --------           ---------            ---------
Operating costs and expenses:
     Casino..................................      140,300             110,411              153,791
     Food and beverage.......................       23,754              16,963               21,238
     Room....................................        1,594               1,252                1,636
     Other...................................        4,011               2,712                3,885
     Selling, general and administrative.....       64,225              45,615               63,980
     Depreciation and amortization...........       30,772              23,412               29,105
     Impairment loss.........................           --              24,807              125,732
     Preopening expenses.....................          133                  --                   --
                                                  --------           ---------            ---------
                                                   264,789             225,172              399,367
                                                  --------           ---------            ---------
Operating income (loss)......................        7,893              (5,599)             (84,719)
                                                  --------           ---------            ---------
Other expense:
     Interest expense, net...................      (56,059)            (40,740)             (47,474)
     Other...................................       (2,468)               (184)                (117)
                                                  --------           ---------            ---------
                                                   (58,527)            (40,924)             (47,591)
                                                  --------           ---------            ---------
Loss before income taxes.....................      (50,634)            (46,523)            (132,310)
Income tax (provision) benefit...............       13,176               3,010               (3,101)
                                                  --------           ---------            ---------
Net loss.....................................     $(37,458)          $ (43,513)           $(135,411)
                                                  ========           =========            =========

   The accompanying notes are an integral part of these combined statements.

                   STATION CASINOS, INC. MISSOURI OPERATIONS
                       COMBINED STATEMENTS OF OPERATIONS
                                 (IN THOUSANDS)

                                                              FOR THE NINE MONTHS ENDED
                                                                    SEPTEMBER 30,
                                                              --------------------------
                                                                 1999           2000
                                                              -----------    -----------
                                                                     (UNAUDITED)
Operating revenues:
     Casino.................................................   $208,620       $221,476
     Food and beverage......................................     24,306         22,063
     Room...................................................      4,553          4,533
     Other..................................................      7,971          7,642
                                                               --------       --------
       Gross revenues.......................................    245,450        255,714
     Promotional allowances.................................     (9,563)        (7,997)
                                                               --------       --------
       Net revenues.........................................    235,887        247,717
                                                               --------       --------
Operating costs and expenses:
     Casino.................................................    115,709        119,519
     Food and beverage......................................     15,892         15,081
     Room...................................................      1,175          1,122
     Other..................................................      2,900          1,941
     Selling, general and administrative....................     48,620         40,941
     Depreciation and amortization..........................     22,266         15,833
     Missouri investigations and fines......................         --            400
                                                               --------       --------
                                                                206,562        194,837
                                                               --------       --------
Operating income............................................     29,325         52,880
                                                               --------       --------
Other income (expense):
     Interest expense, net..................................    (35,603)       (30,759)
     Other..................................................       (228)         1,337
                                                               --------       --------
                                                                (35,831)       (29,422)
                                                               --------       --------
Net income (loss) before income taxes and extraordinary
  item......................................................     (6,506)        23,458
Income tax provision........................................     (2,321)        (7,808)
                                                               --------       --------
Net income (loss) before extraordinary item.................     (8,827)        15,650
Extraordinary item -- loss on early retirement of debt, net
  of applicable income tax benefit..........................         --            (41)
                                                               --------       --------
Net income (loss)...........................................   $ (8,827)      $ 15,609
                                                               ========       ========

   The accompanying notes are an integral part of these combined statements.

                   STATION CASINOS, INC. MISSOURI OPERATIONS
                       COMBINED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                           FOR THE NINE
                                                               FOR THE        MONTHS        FOR THE
                                                              YEAR ENDED      ENDED        YEAR ENDED
                                                              MARCH 31,    DECEMBER 31,   DECEMBER 31,
                                                                 1998          1998           1999
                                                              ----------   ------------   ------------
                                                                           (SEE NOTE 1)
Cash flows from operating activities:
Net loss....................................................  $ (37,458)     $(43,513)     $(135,411)
                                                              ---------      --------      ---------
Adjustments to reconcile net loss to net cash provided by
  (used in) operating activities:
     Depreciation and amortization..........................     30,772        23,412         29,105
     Amortization of debt discount and issuance costs.......        209           159            180
     Impairment loss........................................         --        24,807        125,732
     Preopening expenses....................................        133            --             --
     Decrease (increase) in deferred income tax.............    (13,176)       (3,009)         3,101
     Changes in assets and liabilities:
       Increase in accounts and notes receivable, net.......       (602)          (47)          (292)
       (Increase) decrease in inventories and prepaid
          expenses and other................................       (827)        1,010           (735)
       Decrease in accounts payable.........................     (5,124)         (830)        (1,421)
       Increase in accrued expenses and other current
          liabilities.......................................      5,310         2,442          4,486
       Other, net...........................................      2,556           437           (399)
                                                              ---------      --------      ---------
          Total adjustments.................................     19,251        48,381        159,757
                                                              ---------      --------      ---------
          Net cash provided by (used in) operating
            activities......................................    (18,207)        4,868         24,346
                                                              ---------      --------      ---------
Cash flows from investing activities:
     Capital expenditures...................................    (58,044)       (9,508)        (6,207)
     Proceeds from sale of property and equipment...........        644         1,658          1,530
     Decrease in construction contracts payable.............    (47,054)       (7,802)        (2,202)
     Preopening expenses....................................       (190)           --             --
     Other, net.............................................     (3,426)           54            (32)
                                                              ---------      --------      ---------
          Net cash used in investing activities.............   (108,070)      (15,598)        (6,911)
                                                              ---------      --------      ---------
Cash flows from financing activities:
     Proceeds from notes payable............................     15,731            --             --
     Principal payments on notes payable....................     (8,795)       (7,536)        (8,146)
     Intercompany, net......................................    117,763        24,208         (7,467)
     Debt issuance costs and other, net.....................       (182)           --             --
                                                              ---------      --------      ---------
          Net cash (used in) provided by financing
            activities......................................    124,517        16,672        (15,613)
                                                              ---------      --------      ---------
Cash and cash equivalents:
     Increase (decrease) in cash and cash equivalents.......     (1,760)        5,942          1,822
     Balance, beginning of year.............................     15,208        13,448         19,390
                                                              ---------      --------      ---------
     Balance, end of year...................................  $  13,448      $ 19,390      $  21,212
                                                              =========      ========      =========
Supplemental cash flow disclosures:
     Cash paid for interest.................................  $  12,619      $ 10,138      $  11,537

   The accompanying notes are an integral part of these combined statements.

                   STATION CASINOS, INC. MISSOURI OPERATIONS
                       COMBINED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                              FOR THE NINE MONTHS ENDED
                                                                    SEPTEMBER 30,
                                                              --------------------------
                                                                 1999           2000
                                                              -----------    -----------
                                                                     (UNAUDITED)
Cash flows from operating activities:
Net income (loss)...........................................   $ (8,827)      $ 15,609
                                                               --------       --------
Adjustments to reconcile net income (loss) to net cash
  provided by operating activities:
     Depreciation and amortization..........................     22,266         15,833
     Amortization of debt discount and issuance costs.......        160             47
     Loss on early retirement of debt.......................         --             63
     Decrease in deferred income tax........................      3,863          7,809
     Changes in assets and liabilities:
       Decrease in accounts and notes receivable, net.......        367            270
       Increase in inventories and prepaid expenses and
        other...............................................     (1,103)          (743)
       Decrease in accounts payable.........................     (3,078)        (1,157)
       (Decrease) increase in accrued expenses and other
        current liabilities.................................      3,438         (3,586)
       Other, net...........................................        228         (1,337)
                                                               --------       --------
          Total adjustments.................................     26,141         17,199
                                                               --------       --------
          Net cash provided by operating activities.........     17,314         32,808
                                                               --------       --------
Cash flows from investing activities:
     Capital expenditures...................................     (4,677)        (7,538)
     Proceeds from sale of property and equipment...........        533          2,391
     Decrease in construction contracts payable.............     (2,201)            --
     Other, net.............................................       (366)          (725)
                                                               --------       --------
          Net cash used in investing activities.............     (6,711)        (5,872)
                                                               --------       --------
Cash flows from financing activities:
     Principal payments on notes payable....................     (7,059)        (4,660)
     Intercompany, net......................................     (4,355)       (21,735)
     Debt issuance costs and other, net.....................         --           (189)
                                                               --------       --------
          Net cash used in financing activities.............    (11,414)       (26,584)
                                                               --------       --------
Cash and cash equivalents:
     Increase (decrease) in cash and cash equivalents.......       (811)           352
     Balance, beginning of year.............................     19,390         21,212
                                                               --------       --------
     Balance, end of year...................................   $ 18,579       $ 21,564
                                                               ========       ========
Supplemental cash flow disclosures:
     Cash paid for interest.................................   $  8,022       $ 12,445

   The accompanying notes are an integral part of these combined statements.

                   STATION CASINOS, INC. MISSOURI OPERATIONS
                     NOTES TO COMBINED FINANCIAL STATEMENTS

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND BASIS OF PRESENTATION

       Basis of Presentation and Organization

      The accompanying combined financial statements include the Missouri operations of Station Casinos, Inc. ("Station") to be sold to Ameristar Casinos, Inc. ("Ameristar"), a Nevada Corporation pursuant to definitive agreements entered into between Station and Ameristar on October 17, 2000. The Missouri operations consists of two wholly-owned subsidiaries of Station, St. Charles Riverfront Station, Inc. ("Station Casino St. Charles") and Kansas City Station Corporation ("Station Casino Kansas City"), (collectively the "Company"). During the period covered by these financial statements, the Company was under common control operating as a subsidiary of Station. These financial statements have been prepared from Station's historical accounting records and present substantially all of the operations of businesses that will be owned and operated by Ameristar as if the Company had been a separate entity for all periods presented.

      This sale is subject to certain customary contingencies, including the purchaser's receipt of regulatory approvals and financing and is expected to close late in the fourth quarter of 2000. The Board of Directors of Station has approved the sale.

       Change in Fiscal Year

      On November 6, 1998, Station filed a Form 8-K announcing its change in fiscal year end from March 31 of each year to December 31 of each year. This change is effective for the nine month period ended December 31, 1998 (the "Transition Period 1998"). Selected combined financial data for the twelve months ended December 31, 1998 is presented below, for comparison purposes only (amounts in thousands, unaudited).

Net revenues..............................................  $289,999
Operating loss............................................    (2,071)
Loss before income taxes..................................   (59,249)
Income tax benefit........................................     4,887
Net loss..................................................   (54,362)

       Use of Estimates

      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results may differ from those estimates.

       Cash and Cash Equivalents

      Cash and cash equivalents include investments purchased with an original maturity of 90 days or less.

       Inventories

      Inventories are stated at the lower of cost or market; cost being determined on a first-in, first-out basis.

                   STATION CASINOS, INC. MISSOURI OPERATIONS
               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)

       Property and Equipment

      Property and equipment are stated at cost. Depreciation and amortization are computed using the straight-line method over the estimated useful lives of the assets or the terms of the capitalized lease, whichever is less. Costs of major improvements are capitalized, while costs of normal repairs and maintenance are charged to expense as incurred.

       Debt Issuance Costs

      Debt issuance costs incurred in connection with the issuance of long-term debt are capitalized and amortized to interest expense over the terms of the related debt agreements.

       Revenues and Promotional Allowances

      In accordance with industry practice, the Company recognizes as casino revenues the net win from gaming activities, which is the difference between gaming wins and losses. All other revenues are recognized as the service is provided. Revenues include the retail value of accommodations and food and beverage provided on a complimentary basis to customers. The estimated departmental costs of providing such promotional allowances are included in casino costs and expenses and consist of the following (amounts in thousands):

                                                     FOR THE                      FOR THE
                                                    YEAR ENDED    TRANSITION     YEAR ENDED
                                                    MARCH 31,       PERIOD      DECEMBER 31,
                                                       1998          1998           1999
                                                    ----------    ----------    ------------
Food and beverage.................................    $7,276        $5,303         $6,320
Room..............................................       114            29             84
Other.............................................     1,838         1,145          1,736
                                                      ------        ------         ------
          Total...................................    $9,228        $6,477         $8,140
                                                      ======        ======         ======

       Recently Issued Accounting Standards

      In June 1997, the Financial Accounting Standards Board ("FASB") issued SFAS No. 130, "Reporting Comprehensive Income." SFAS No. 130 requires companies to classify items of other comprehensive income by their nature in a financial statement and display the accumulated balance of other comprehensive income separately from retained earnings, and is effective for financial statements issued for fiscal years beginning after December 15, 1997. The Company has adopted SFAS No. 130 as reflected in the accompanying combined financial statements.

      In June 1997, the FASB issued SFAS No. 131, "Disclosures About Segments of an Enterprise and Related Information." SFAS No. 131 establishes additional standards for segment reporting in financial statements and is effective for fiscal years beginning after December 15, 1997. The Company currently operates in only one segment.

       Interim Period Financial Statements

      The combined interim financial statements have been prepared without audit. Certain information and footnote disclosures normally included in financial statements presented in accordance with generally accepted accounting principles have been condensed or omitted. The Company believes the disclosures made are adequate to make the interim financial information presented not misleading.

      In the opinion of management, the accompanying combined interim financial statements reflect all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial

                   STATION CASINOS, INC. MISSOURI OPERATIONS
               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)

position of the Company as of September 30, 2000 and the results of operations and cash flows for the nine months ended September 30, 1999 and 2000.

2. ACCOUNTS AND NOTES RECEIVABLE

      Components of accounts and notes receivable are as follows (amounts in thousands):

                                                               DECEMBER 31,
                                                             ----------------
                                                              1998      1999
                                                             ------    ------
Casino.....................................................  $  562    $  526
Hotel......................................................     297       528
Other......................................................   1,083     1,340
                                                             ------    ------
                                                              1,942     2,394
Allowance for doubtful accounts............................    (236)     (396)
                                                             ------    ------
     Accounts and notes receivable, net....................  $1,706    $1,998
                                                             ======    ======

3. PROPERTY AND EQUIPMENT

      Property and equipment consists of the following as of December 31, 1998 and 1999 (amounts in thousands):

                                                                           DECEMBER 31,
                                                                       --------------------
                                             ESTIMATED LIFE (YEARS)      1998        1999
                                             ----------------------    --------    --------
Land.......................................        --                  $  5,114    $  5,114
Buildings and leasehold improvements.......     31 - 45                 248,157     222,906
Boats and barges...........................     20 - 45                 100,086      67,010
Furniture, fixtures and equipment..........      3 - 7                  105,861      98,497
Construction in progress...................        --                   172,096     105,630
                                                                       --------    --------
                                                                        631,314     499,157
Accumulated depreciation and
  amortization.............................                             (74,036)    (89,171)
                                                                       --------    --------
     Property and equipment, net...........                            $557,278    $409,986
                                                                       ========    ========

      At December 31, 1998 and 1999, substantially all property and equipment of the Company is pledged as collateral for long-term debt.

       Construction in Progress

      In the fall of 1996, Station commenced an expansion project at Station Casino St. Charles which included the building of a backwater basin containing two new gaming vessels and a new retail and entertainment complex. Since December 31, 1997, construction on the Station Casino St. Charles expansion project has been halted. Included in construction in progress at December 31, 1999 is approximately $101.0 million related to the Station Casino St. Charles expansion project (see Commitments and Contingencies -- New Legislation).

       Asset Impairment

      In accordance with SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of," Station recorded an impairment loss of $24.8 million in the Transition Period 1998 and $125.7 million in the fiscal year ended December 31, 1999 to adjust the carrying value of its fixed assets and land held for development to their estimated fair value. In the fiscal year ended December 31, 1999, approximately $125.2 million of the impairment loss was related to Station

                   STATION CASINOS, INC. MISSOURI OPERATIONS
               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)

Casino St. Charles. In the fourth quarter of 1999, Station made a decision to reconfigure the existing Station Casino St. Charles facility to a more efficient layout in response to the new open boarding rules promulgated by the Missouri Gaming Commission that began in September 1999 in the St. Louis market. All gaming operations were moved to the existing barge during the first quarter of 2000. The existing riverboat was sold in June 2000. In accordance with SFAS No. 121, the riverboat and miscellaneous other fixed assets were written down by approximately $15 million to their net realizable value.

      In addition, Station performed an evaluation of the carrying values of the remaining assets in St. Charles and determined a $110 million write-down of the asset values was necessary. The write-down was deemed appropriate after a review of the property's asset valuations relative to Station's near-term investment objectives.

      In the Transition Period 1998, the impairment loss principally involved assets at the Station Casino St. Charles facility, including a riverboat formerly used in the Missouri operations, capitalized project costs associated with various parcels of land determined to have no value, and several parcels of land within close proximity to the St. Charles, Missouri site that were being held for future development. The fair value of the impaired assets was primarily determined through the market's interest in riverboats and barges, and on the comparable sales prices on parcels of land in the St. Charles area. The total amount of the impairment loss in the Transition Period 1998 related to this category of assets was approximately $23.4 million. The value of these parcels was determined based on sales prices for comparable parcels of land on the market.

4. LONG-TERM DEBT

      Long-term debt consists of the following (amounts in thousands):

                                                                  DECEMBER 31,
                                                              --------------------
                                                                1998        1999
                                                              --------    --------
Debt allocated by Station...................................  $672,503    $664,106
Other long-term debt, collateralized by various assets,
  including slot machines and furniture and equipment,
  monthly installments including interest ranging from 7.83%
  to 8.00% at December 31, 1999.............................    17,525       9,379
                                                              --------    --------
          Total long-term debt..............................   690,028     673,485
Current portion of long-term debt...........................    (7,546)     (4,346)
                                                              --------    --------
          Total long-term debt, less current portion........  $682,482    $669,139
                                                              ========    ========

      Debt allocated by Station represents net cash transfers from Station to the Company. Station Casino Kansas City and Station Casino St. Charles are borrowers on Station's Amended Bank Facility and are subject to certain financial and other covenants. Station is in compliance with all covenants.

      Interest was calculated based on Station's weighted average interest rate of 9.8%, 9.5% and 9.0% for the fiscal year ended March 31, 1998, the Transition Period 1998 and the fiscal year ended December 31, 1999, respectively. Interest charged by Station to the Company was $53.2 million, $39.3 million and $45.6 million for the fiscal year ended March 31, 1998, the Transition Period 1998 and the fiscal year ended December 31, 1999, respectively.

      The estimated fair value of the Company's long-term debt at December 31, 1999, approximates the carrying amount of the debt due to the short-term maturities of the individual components of the debt.

                   STATION CASINOS, INC. MISSOURI OPERATIONS
               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)

      Scheduled maturities of other long-term debt are as follows (amounts in thousands):

                  YEAR ENDING DECEMBER 31,
                  ------------------------
2000........................................................  $4,346
2001........................................................   4,246
2002........................................................     787
                                                              ------
          Total.............................................  $9,379
                                                              ======

5. DIVISION EQUITY

      Changes in division equity consisted of the following (amounts in thousands):

                                                    STATION        STATION
                                                    CASINO         CASINO
                                                  ST. CHARLES    KANSAS CITY      TOTAL
                                                  -----------    -----------    ---------
Balance, March 31, 1997.........................   $  16,916      $(17,679)     $    (763)
Net loss........................................     (16,900)      (20,558)       (37,458)
                                                   ---------      --------      ---------
Balance, March 31, 1998.........................          16       (38,237)       (38,221)
Net loss........................................     (38,815)       (4,698)       (43,513)
                                                   ---------      --------      ---------
Balance, December 31, 1998......................     (38,799)      (42,935)       (81,734)
Net income (loss)...............................    (140,197)        4,786       (135,411)
                                                   ---------      --------      ---------
Balance, December 31, 1999......................    (178,996)      (38,149)      (217,145)
Net income......................................       3,761        11,848         15,609
                                                   ---------      --------      ---------
Balance, September 30, 2000
  (unaudited)...................................   $(175,235)     $(26,301)     $(201,536)
                                                   =========      ========      =========

6. COMMITMENTS AND CONTINGENCIES

       Station Casino Kansas City Lease

      Station Casino Kansas City has entered into a joint venture, which owns the land on which the Station Casino Kansas City casino is located. At December 31, 1999, $3.0 million related to this investment is included in other assets, net in the accompanying combined balance sheets.

      In April 1994, Station Casino Kansas City entered into an agreement with the joint venture to lease this land. Currently, the agreement requires monthly payments of $96,632. Commencing April 1, 1998 and every anniversary thereafter, the rent shall be adjusted by a cost of living factor of not more than 5% or less than 2% per annum. The lease expires March 31, 2006, with an option to extend the lease for up to eight renewal periods of ten years each, plus one additional seven year period. In connection with the joint venture agreement, Station Casino Kansas City received an option providing for the right to acquire the joint venture partner's interest in this joint venture. Station Casino Kansas City has the option to acquire this interest at any time after April 1, 2002 through April 1, 2011, for $11.7 million, however, commencing April 1, 1998, the purchase price will be adjusted by a cost of living factor of not more than 5% or less than 2% per annum. At December 31, 1999, $2.6 million paid by Station Casino Kansas City in consideration for this option is included in other assets, net in the accompanying combined balance sheets.

                   STATION CASINOS, INC. MISSOURI OPERATIONS
               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)

       Operating Leases

      Station Casino Kansas City leases 171 acres of land used in its operations. Leases on this land have terms expiring between March 2006 and December 2006. Future minimum lease payments required under these operating leases are as follows (amounts in thousands):

                  YEAR ENDING DECEMBER 31,
                  ------------------------
2000........................................................  $1,260
2001........................................................   1,283
2002........................................................   1,307
2003........................................................   1,330
2004........................................................   1,355
Thereafter..................................................   2,784
                                                              ------
          Total.............................................  $9,319
                                                              ======

      Rent expense totaled approximately $1.5 million, $1.2 million and $1.3 million for the fiscal year ended March 31, 1998, the Transition Period 1998 and the fiscal year ended December 31, 1999, respectively.

       New Legislation

      New legislation has been passed in Missouri, giving the Missouri Gaming Commission the authority to require gaming licensees to post a bond or other form of surety to the state of Missouri to, among other things, guarantee the completion of any expansion of a gaming facility within the later of a time period determined by the Missouri Gaming Commission and the date that is three years after enactment of the legislation. The failure to complete an approved expansion project within the prescribed time period may, pursuant to the Missouri legislation, constitute sufficient grounds for not renewing the gaming license for that gaming facility. A failure to complete the proposed Station Casino St. Charles expansion facility within the prescribed time period could constitute sufficient grounds for the Missouri Gaming Commission to deny renewal of gaming licenses at Station Casino St. Charles.

7. RELATED PARTY

      Included in the combined financial statements are certain expenses, which have been allocated from Station to the Company. Station allocates expenses for such services as Human Resources, Information Technology, Advertising, Room Reservations, Legal and various other centralized functions based on a specific review to identify costs incurred for the benefit of the Company. Allocations from Station were approximately $1.1 million, $0.9 million and $1.6 million for the fiscal year ended March 31, 1998, the Transition Period 1998 and the fiscal year ended December 31, 1999, respectively. The Company believes that this represents a reasonable amount for such costs to support the operations of the Company as a stand-alone entity.

8. BENEFIT PLANS

      The employees of the Company participated in Station's defined contribution 401(k) plan, which covers all employees who meet certain age and length of service requirements and allows an employer contribution up to 50 percent of the first four percent of each participating employee's compensation. Effective October 1, 1998, the employer contribution was increased from 25 percent of the first four percent of each participating employee's compensation. Plan participants can elect to defer before tax compensation through payroll deductions. These deferrals are regulated under Section 401(k) of the Internal Revenue Code. Station's matching contribution was approximately $152,000, $199,000 and $654,000 for the fiscal year ended March 31, 1998, the Transition Period 1998 and the fiscal year ended

                   STATION CASINOS, INC. MISSOURI OPERATIONS
               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)

December 31, 1999, respectively. The employees of the Company also participated in Station's Stock Compensation Program.

9. EXECUTIVE COMPENSATION PLANS

      The Company has employment agreements with certain of its executive officers. These contracts provide for, among other things, an annual base salary, supplemental long-term disability and supplemental life insurance benefits in excess of the Company's normal coverage for employees.

10. INCOME TAXES

      Income taxes are recorded in accordance with the provisions of Statement of Financial Accounting Standards (SFAS) No. 109, "Accounting for Income Taxes." SFAS No. 109 requires recognition of deferred income tax assets and liabilities for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

      The benefit (provision) for income taxes attributable to the net loss consists of the following (amounts in thousands):

                                                             FOR THE                      FOR THE
                                                            YEAR ENDED    TRANSITION     YEAR ENDED
                                                            MARCH 31,       PERIOD      DECEMBER 31,
                                                               1998          1998           1999
                                                            ----------    ----------    ------------
Current:
     Federal..............................................   $ 22,262      $ 7,899        $ 2,140
     State................................................      4,221        1,484            392
                                                             --------      -------        -------
                                                               26,483        9,383          2,532
Deferred..................................................    (13,307)      (6,373)        (5,633)
                                                             --------      -------        -------
          Total income taxes..............................   $ 13,176      $ 3,010        $(3,101)
                                                             ========      =======        =======

      The Company will pay no income taxes for historical periods as these payments of Station constitute liabilities pursuant to the agreements to purchase Station Casino St. Charles and Station Casino Kansas City.

      The income tax (provision) benefit differs from that computed at the federal statutory corporate tax rate as follows:

                                                     FOR THE                      FOR THE
                                                    YEAR ENDED    TRANSITION     YEAR ENDED
                                                    MARCH 31,       PERIOD      DECEMBER 31,
                                                       1998          1998           1999
                                                    ----------    ----------    ------------
Federal statutory rate............................     35.0%         35.0%          35.0%
Valuation allowance -- federal....................    (11.3)        (28.9)         (36.7)
Other, net........................................      2.3           0.4           (0.6)
                                                      -----         -----          -----
Effective tax rate................................     26.0%          6.5%          (2.3)%
                                                      =====         =====          =====

                   STATION CASINOS, INC. MISSOURI OPERATIONS
               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)

      The tax effects of significant temporary differences representing net deferred tax assets and liabilities are as follows (amounts in thousands):

                                                                  DECEMBER 31,
                                                              --------------------
                                                                1998        1999
                                                              --------    --------
Deferred tax assets:
     Current:
       Accrued vacation, bonuses and group insurance........  $    896    $    669
       Other................................................      (480)        237
       Valuation allowance..................................      (627)       (146)
                                                              --------    --------
     Total current..........................................      (211)        760
                                                              --------    --------
     Long-term:
       Preopening costs, net of amortization................     7,933       5,396
       FICA credits.........................................       457         565
       Temporary differences related to property and
        equipment...........................................        --      10,675
       Net operating loss...................................    66,422      79,663
       Valuation allowance..................................   (15,335)    (70,036)
                                                              --------    --------
     Total long-term........................................    59,477      26,263
                                                              --------    --------
     Total deferred tax assets..............................    59,266      27,023
                                                              --------    --------
Deferred tax liabilities:
     Long-term:
       Temporary differences related to property and
        equipment...........................................   (29,142)         --
                                                              --------    --------
  Total deferred tax liabilities............................   (29,142)         --
                                                              --------    --------
  Net.......................................................  $ 30,124    $ 27,023
                                                              ========    ========

      Station Casino St. Charles and Station Casino Kansas City currently have a net operating loss carryforward ("NOL") of $203.9 million. This NOL begins to expire in year 2009 through year 2019. Station Casino St. Charles did record a valuation allowance at December 31, 1999 and 1998 relating to recorded tax benefits because all benefits are likely not to be realized.

      Station Casino St. Charles and Station Casino Kansas City have been included in the consolidated Federal income tax return of Station. The income tax provision reflects the portion of Station's historical income tax provision attributable to the operations of Station Casino St. Charles and Station Casino Kansas City. Management believes the income tax provision, as reflected, is comparable to what the income tax provision would have been if Station Casino St. Charles and Station Casino Kansas City had filed a separate return during the periods presented. The above deferred tax assets and liabilities are not being sold by Station to Ameristar.

11. LEGAL MATTERS

      The Company is a litigant in legal matters arising in the normal course of business. In the opinion of management, all pending legal matters are either adequately covered by insurance or, if not insured, will not have a material adverse effect on the financial position or the results of operations of the Company.

                   STATION CASINOS, INC. MISSOURI OPERATIONS
               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)

12. SUBSEQUENT EVENTS

      On November 29, 2000 the Company entered into a settlement agreement with the Missouri Gaming Commission (the "MGC"). The settlement addressed all outstanding issues between the MGC and the Company. Included in the outstanding issues were (1) allegations related to the activities of an attorney who formerly represented the Company in Missouri, (2) other unrelated, pending disciplinary actions which sought administrative penalties totaling $0.4 million; which was accrued as a liability by the Company at September 30, 2000. Although denying any wrongdoing, the Company agreed to pay an administrative penalty of $1.0 million to the MGC as part of the settlement after the closing of the pending sale of the Missouri properties to Ameristar.